EXHIBIT 99.1

3D Systems Stockholders Approve Increase in Authorized Shares of Common Stock

ROCK HILL, S.C., May 21, 2013 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) today announced that, at its annual meeting held today, its stockholders approved an amendment to its Certificate of Incorporation to increase the authorized number of shares of Common Stock from 120,000,000 to 220,000,000.

"We are grateful to our stockholders for their support," said Avi Reichental, President and Chief Executive Officer, 3D Systems. "This increase in our authorized shares restores our flexibility to use newly issued shares of our common stock for appropriate corporate purposes."

About 3D Systems

3D Systems is a leading global provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides CAD modeling, reverse engineering and inspection software tools and consumer 3D printers, apps and services. Its expertly integrated solutions replace and complement traditional methods and reduce the time and cost of designing and manufacturing new products. 3D Systems products and services are used to rapidly design, communicate, prototype or produce real functional parts, empowering customers to create and make with confidence.

CONTACT: Investor Contact:
         Stacey Witten
         803-326-4010
         Email: Stacey.Witten@3dsystems.com

         Media Contact: Cathy Lewis
         781-852-5007
         Email: Cathy.Lewis@3dsystems.com